UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):  October 10, 2009

REEF GLOBAL ENERGY IV, L.P.
(Exact name of registrant as specified in its charter)

Nevada
 (State or other jurisdiction of incorporation)

333-93399-04	20-1654113
(Commission File Number)	(IRS Employer Identification Number)

1901 N. Central Expressway, Suite 300, Richardson, Texas 75080
(Address of principal executive offices)

(972) 437-6792
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01    Other Events.

New Principal Financial and Accounting Officer

On October 10, 2009, Reef Exploration, L.P. ("RELP"), an affiliate of Reef Oil & Gas Partners, our managing general partner, announced that David M. Tierney, the Treasurer of RELP, has been appointed Principal Accounting Officer of RELP.  Mr. Tierney also will continue to serve in the position of Treasurer of RELP. In his new capacity, Mr. Tierney will serve as the principal financial and accounting officer of Reef Global Energy IV, L.P.  Mr. Tierney, 57, has been employed by RELP since January 2006 and was previously with its predecessor entity, OREI,  Inc., since March 2001.  Mr. Tierney became Treasurer of RELP in May 2009, and prior to that, Mr. Tierney served as Chief Accounting Officer – Public Partnerships of RELP starting in July 2008. From 2001 to 2008, Mr. Tierney was the Controller of the Reef Global Energy Ventures and Reef Global Energy Ventures II partnerships.  Mr. Tierney received a Bachelor’s degree from Davidson College in 1974, a Masters of Business Administration from Tulane University in 1976, and is a Texas Certified Public Accountant.  Mr. Tierney has worked in public accounting, and has worked in the oil and gas industry since 1979.  From 1992 through 2000 he served as controller/treasurer of an independent oil and gas exploration company.

In connection with Mr. Tierney’s transition into his role as the Principal Accounting Officer of RELP, on October 10, 2009, L. Mark Price, Chief Financial Officer of RELP, assumed other accounting duties for RELP and its affiliates.  He will no longer serve as Chief Financial Officer of RELP or as the principal financial and accounting officer for Reef Global Energy IV, L.P.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 14, 2009

REEF GLOBAL ENERGY IV, L.P.

By:	Reef Oil & Gas Partners, L.P.
Managing General Partner

By: Reef Oil & Gas Partners, GP, LLC

By: /s/ Michael J. Mauceli
Michael J. Mauceli
Manager (principal executive officer)